UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): August 2, 2017

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its private exchange offer completed in February 2017, Centrus Energy Corp. (“Centrus” or the “Company”) entered into a Support Agreement with certain holders of the Company’s 8.0% payment-in-kind toggle notes due 2019/2024, including Toshiba America Nuclear Energy Corporation and BWX Technologies, Inc. (collectively, the “Support Parties”). Pursuant to the Support Agreement, the Company agreed to increase the number of members of its Board of Directors by one and, at the request of the Support Parties in their capacity as holders of the Company’s 8.25% senior secured notes due 2027 (the “2027 Notes”), to consider appointing to the Board of Directors a qualified person designated by the Support Parties who is reasonably acceptable to the Company. By letter dated July 20, 2017, the Support Parties designated Neil S. Subin to be considered for the vacancy on the Board of Directors.

Effective August 2, 2017, Neil S. Subin was appointed to the Centrus Board of Directors. The Board of Directors determined that Mr. Subin qualifies as an “independent director” for purposes of NYSE American listing standards. Mr. Subin is expected to serve on the Compensation, Nominating and Governance Committee of the Board.

Mr. Subin, age 54, has served as Chairman of the Board of Broadbill Investment Partners, L.P., a private investment fund, since 2011. Mr. Subin founded and has been the managing director and president of Trendex Capital Management Corp., a private investment fund focusing primarily on financially distressed companies, since its formation in 1991. Prior to forming Trendex Capital, Mr. Subin was a private investor from 1988 to 1991 and was an associate with Oppenheimer & Co. from 1986 to 1988. Mr. Subin also serves as director of Phosphate Holdings, Inc., Penn Treaty American Corp., and Institutional Financial Markets, Inc.

Mr. Subin’s director compensation will be consistent with that of the Company’s other non-employee directors as described in the Company’s proxy statement for its 2017 annual meeting filed with the Securities and Exchange Commission on April 19, 2017, which includes receiving a grant of 5,000 restricted stock units pursuant to the Company’s 2014 Equity Incentive Plan. Additionally, as noted above, Mr. Subin is Chairman of the Board of Broadbill Investment Partners, L.P., which owns shares of the Company’s Class A Common Stock and Series B Preferred Stock, as well as, certain of the Company’s 2027 Notes. As one of the holders of the Series B Preferred Stock, Broadbill Investment Partners, L.P. would be entitled to receive dividends on the Series B Preferred Stock if certain conditions are met.

There are no transactions involving the Company and Mr. Subin that are reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

In addition, Mr. Subin and the Company will enter into the Company’s standard indemnification agreement. The form of indemnification agreement was filed as Exhibit 10.77 to the Company’s annual report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on March 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	August 4, 2017	By:	/s/ Stephen S. Greene
Stephen S. Greene
Senior Vice President, Chief Financial Officer and Treasurer